Exhibit 10.1

CONTRIBUTION AGREEMENT

This Contribution Agreement (the “Agreement”) is made as of December 13, 2005 (the “Effective Date”), by and among Spansion Inc., a Delaware corporation (the “Corporation”), Spansion LLC, a Delaware limited liability company (the “LLC”), Advanced Micro Devices, Inc., a Delaware corporation (“AMD”), AMD Investments, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of AMD (“AMD Investments”), Fujitsu Limited, a corporation organized under the laws of Japan (“Fujitsu” and, together with AMD, the “Parents”) and Fujitsu Microelectronics Holding, Inc., a Delaware corporation and a wholly-owned subsidiary of Fujitsu (“FMH”).

RECITALS

WHEREAS, AMD Investments and FMH are the only two members (the “Members”) of the LLC and own membership interests in the LLC in the amounts set forth on Exhibit A hereto (the “Membership Interests”);

WHEREAS, in connection with the initial public offering of the Corporation’s Class A common stock, as described in the Registration Statement on Form S-1 (File No. 333-124041) currently pending before the Securities and Exchange Commission (the “IPO”), AMD desires for AMD Investments to contribute its Membership Interests and certain intellectual property as set forth on Exhibit B (the “AMD Contributed Assets”) to the Corporation, and Fujitsu desires to contribute all of the issued and outstanding capital stock of FMH (the “FMH Capital Stock”) and certain intellectual property as set forth on Exhibit C (the “Fujitsu Contributed Assets”) to the Corporation, in each case in exchange for shares of the Corporation’s common stock, par value $0.001 per share, in the amounts and classes set forth on Exhibit D hereto (the “Common Stock”) (the contribution of Membership Interests, FMH Capital Stock and intellectual property in exchange for Common Stock is referred to herein as the “Contribution”);

WHEREAS, immediately after the Contribution, AMD Investments and Fujitsu will own 100 percent of the outstanding capital stock of the Corporation, the Corporation will own 100 percent of the outstanding capital stock of FMH, FMH will own 40 percent of the Membership Interests of the LLC and the Corporation will own 60 percent of the Membership Interests of the LLC; and

WHEREAS, the parties hereto intend that the Contribution be treated for federal income tax purpose as a tax-free transaction under Section 351 of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1. Exchange. At the Effective Date:

(a) AMD Investments shall contribute to the Corporation all right, title and interest in its Membership Interests;

(b) AMD Investments shall contribute to the Corporation all right, title and interest in the AMD Contributed Assets, as set forth on Exhibit B and having an aggregate valuation of $4.5 million;

(c) Fujitsu shall contribute to the Corporation all right, title and interest in the FMH Capital Stock;

(d) Fujitsu shall contribute to the Corporation all right, title and interest in the Fujitsu Contributed Assets, as set forth on Exhibit C and having an aggregate valuation of $3.0 million;

(e) the Corporation shall issue to AMD Investments and Fujitsu the respective number and class of shares of Common Stock set forth on Exhibit D hereto and shall deliver to each of AMD Investments and Fujitsu the certificates therefor.

2. Representation and Warranties of the Corporation. The Corporation represents and warrants to each of the Parents and the Members as follows:

(a) Organization; Good Standing; Qualification. The Corporation (i) is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws, (ii) has the requisite corporate power and corporate authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted and (iii) is in good standing and qualified to do business as a foreign corporation in every jurisdiction where the failure to so qualify would have a material adverse effect on its business, properties, financial condition, results of operations or prospects.

(b) Authority. The Corporation has all requisite corporate power and corporate authority to enter into this Agreement and to issue the Common Stock hereunder and to carry out and perform its obligations under the terms of this Agreement.

(c) Authorization.

(i) The execution, delivery and performance by the Corporation of this Agreement and the transactions contemplated hereby have been duly and validly authorized by the Corporation. No other corporate act or proceeding on the part of the Corporation, its board of directors, or its stockholders is necessary to authorize the execution, delivery or performance by the Corporation of this Agreement. This Agreement constitutes a valid and binding obligation of the Corporation, enforceable against it in accordance with its terms except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (B) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(ii) Except as provided in the Certificate of Incorporation and the

Stockholders Agreement to be dated as of December 20, 2005 by and among AMD, Fujitsu, AMD Investments and the Corporation (the “Stockholders Agreement”), the Common Stock when issued in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances or preemptive or other similar rights of the stockholders of the Corporation or others; provided, however, that the Common Stock may be subject to restrictions on transfer under state and/or federal securities laws, as set forth herein or otherwise required by such laws at the time a transfer is proposed.

(d) Consents. No consent, approval or authorization of, or designation or filing with, any governmental authority or other third party on the part of the Corporation is required in connection with the valid execution and delivery of this Agreement.

(e) Capitalization. The authorized capital stock of the Corporation consists of (i) 717,999,998 shares of Class A common stock, par value of $0.001 per share, (ii) one share of Class B common stock, par value of $0.001 per share, (iii) one share of Class C common stock, par value of $0.001 per share, (iv) 32,000,000 shares of Class D common stock, par value of $0.001 per share and (v) 50,000,000 shares of preferred stock, par value of $0.001 per share.

3. Representations and Warranties of Fujitsu. Fujitsu represents and warrants to AMD, AMD Investments and the Corporation as follows:

(a) Organization; Good Standing; Qualification. FMH (i) is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws, (ii) has the requisite corporate power and corporate authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted and (iii) is in good standing and qualified to do business as a foreign corporation in every jurisdiction where the failure to so qualify would have a material adverse effect on its business, properties, financial condition, results of operations or prospects.

(b) Authority. FMH has all requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement.

(c) Authorization. The execution, delivery and performance by FMH of this Agreement and each of the transactions contemplated hereby have been duly and validly authorized by FMH. No other corporate act or proceeding on the part of FMH, its board of directors, or its stockholders is necessary to authorize the execution, delivery or performance by FMH of this Agreement. This Agreement constitutes a valid and binding obligation of FMH enforceable in accordance with its terms except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (B) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Consents. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other third party on the part of FMH is required in connection with the valid execution and delivery of this Agreement.

(e) Ownership. FMH owns the number of Membership Interests set forth opposite its name on Exhibit A, and Fujitsu owns the Fujitsu Contributed Assets set forth on Exhibit C, in each case free and clear of all liens, pledges, mortgages, security interests, claims, charges, easements, limitations, restrictive licenses, commitments, restrictions (other than a restriction on transferability imposed by federal or state securities laws or the LLC Agreement (as defined below)) or other encumbrance of any kind whatsoever (whether absolute or contingent) (collectively, “Liens”), and the amount set forth on Exhibit A reflects all Membership Interests beneficially owned by FMH as of the date hereof. Except for the Membership Interests, FMH does not beneficially own directly or indirectly any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person. “Person” shall mean any individual, corporation, company, partnership (limited or general), limited liability company, joint venture, association, trust, Governmental Authority or other entity.

(f) Capitalization. FMH is wholly-owned by Fujitsu, with issued and outstanding capital stock as set forth on Exhibit E. Except as otherwise set forth in this Section 3(f), there are not issued, reserved for issuance or outstanding, (A) any shares of capital stock or other voting securities of FMH or (B) any options, warrants, convertible or exchangeable securities or other rights, agreements, arrangements or commitments of any character to which FMH is a party or by which FMH is bound relating to the issued or unissued capital stock of FMH, or obligating FMH to issue or sell any shares of capital stock of, or other equity interests in, FMH.

(g) No Liabilities. As of November 30, 2005, FMH has no liabilities of any type, known, unknown, contingent or otherwise, except as set forth on Exhibit F. There will be no change in the liabilities of FMH between November 30, 2005 and the date of the Contribution, other than (i) FMH’s obligation to pay a dividend to Fujitsu in the amounts and in the manner set forth on Exhibit C to the Unanimous Written Consent of FMH’s Board of Directors dated as of December 12, 2005 (the “FMH Consent”), a copy of which is attached hereto as Exhibit G, (ii) FMH’s liabilities under the term loan agreement attached as Exhibit E to the FMH Consent, (iii) FMH’s liabilities expressly set forth herein, and (iv) possible incidental operating expenses in an amount not to exceed $2,000.

(h) Balance Sheet. The FMH balance sheet as of November 30, 2005, attached hereto as Exhibit F, is true and correct in all material respects and presents fairly, in all material respects, the financial position of FMH as of the date thereof.

(i) No Other Assets. As of November 30, 2005, FMH owns no assets other than its interests in the LLC, except as set forth on Exhibit F. There will be no material change in the assets of FMH between November 30, 2005 and the date of the Contribution.

4. Representations and Warranties of AMD and AMD Investments. AMD Investments and AMD represent and warrant to Fujitsu, FMH and the Corporation as follows:

(a) Organization; Good Standing; Qualification. AMD Investments (i) is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of

Delaware and is in good standing under such laws, (ii) has the requisite corporate power and corporate authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted and (iii) is in good standing and qualified to do business as a foreign corporation in every jurisdiction where the failure to so qualify would have a material adverse effect on its business, properties, financial condition, results of operations or prospects.

(b) Authority. AMD Investments has all requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement.

(c) Authorization. The execution, delivery and performance by AMD Investments of this Agreement and each of the transactions contemplated hereby have been duly and validly authorized by AMD Investments. No other corporate act or proceeding on the part of AMD Investments, its board of directors, or its stockholders is necessary to authorize the execution, delivery or performance by AMD Investments of this Agreement. This Agreement constitutes a valid and binding obligation of AMD Investments enforceable in accordance with its terms except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (B) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Consents. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other third party on the part of AMD Investments is required in connection with the valid execution and delivery of this Agreement.

(e) Ownership. AMD Investments owns the number of Membership Interests set forth opposite its name on Exhibit A, and the AMD Contributed Assets set forth on Exhibit B, in each case free and clear of all Liens, and the amount set forth on Exhibit A reflects all Membership Interests beneficially owned by AMD Investments as of the date hereof.

5. Representations and Warranties of the Parents. Each of the Parents represents and warrants to the Members and the Corporation as follows:

(a) Organization; Good Standing; Qualification. The Parent (i) is a corporation duly organized and validly existing under, and by virtue of, the laws of its jurisdiction of incorporation and is in good standing under such laws, (ii) has the requisite corporate power and corporate authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted and (iii) is in good standing and qualified to do business as a foreign corporation in every jurisdiction where the failure to so qualify would have a material adverse effect on its business, properties, financial condition, results of operations or prospects.

(b) Authority. The Parent has all requisite corporate power and corporate authority to enter into and perform such Parent’s obligations under this Agreement.

(c) Authorization. The execution, delivery and performance by the Parent of this Agreement and each of the transactions contemplated hereby have been duly and validly authorized by such Parent. No other corporate act or proceeding on the part of the Parent, its board of directors, or its stockholders is necessary to authorize the execution, delivery or performance by such Parent of this Agreement. This Agreement constitutes a valid and binding obligation of the Parent enforceable in accordance with its terms except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (B) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Consents. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other third party on the part of the Parent is required in connection with the valid execution and delivery of this Agreement.

(e) Ownership. The Parent owns all of the outstanding capital stock of its subsidiary Member, as set forth on Exhibit E, free and clear of all Liens.

6. Absence of Registration. Except as set forth in the Stockholders Agreement, the Corporation is under no obligation to register the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities act or to take any other action necessary to comply with an available exemption or regulation under any such acts (including Rule 144 under the Securities Act) in order to permit AMD Investments or Fujitsu to sell, transfer or otherwise dispose of the Common Stock. Accordingly, AMD Investments and Fujitsu recognize that the Common Stock will not be freely transferable and understand and acknowledge that each must continue to bear the economic risk of an investment in the Common Stock for an indefinite period.

7. Legends. The certificates evidencing the Common Stock shall be stamped or otherwise imprinted with a legend substantially in the following form (unless no longer required in the opinion of counsel for the Corporation):

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR IN ANY WAY DISPOSED OF EXCEPT PURSUANT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF DECEMBER 21, 2005 AND ANY AMENDMENTS THERETO, AMONG ADVANCED MICRO DEVICES, INC., AMD INVESTMENTS, INC., FUJITSU LIMITED AND SPANSION INC., A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE CORPORATION. THE HOLDER IS SUBJECT TO THE OBLIGATIONS THEREIN SET FORTH AND ANY SUCH DISPOSITION IN VIOLATION OF SAID STOCKHOLDERS AGREEMENT SHALL BE NULL AND VOID.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, ENCUMBERED, TRANSFERRED, GRANTED AN OPTION WITH RESPECT TO OR OTHERWISE

DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION THAT SUCH SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT.

8. Indemnification.

(a) The Corporation shall indemnify, defend and hold each Parent harmless from and against, and shall promptly pay to or reimburse each such indemnified party for, any and all losses, claims, damages, liabilities or expenses (including fees and expenses of counsel) arising out of or relating to an inaccuracy or breach of any representation or warranty of the Corporation contained in this Agreement.

(b) Each Parent shall indemnify, defend and hold the Corporation and each other Parent harmless from and against, and shall promptly pay to or reimburse each such indemnified party for, any and all losses, claims, damages, liabilities or expenses (including fees and expenses of counsel) arising out of or relating to an inaccuracy or breach of any representation or warranty of such Parent or its wholly-owned subsidiary Member contained in this Agreement.

9. Amendment of LLC Agreement. The provisions of the Amended and Restated Limited Liability Company Operating Agreement of Spansion LLC dated as of June 30, 2003 (the “LLC Agreement”), as amended, by and between AMD Investments and FMH shall be amended as of the date of the Contribution in the form attached hereto as Exhibit H.

10. Covenants of the Corporation, AMD, FMH and the LLC. The Corporation, AMD, FMH and the LLC, jointly and severally, covenant and agree with Fujitsu as follows:

(a) Payment of Interest. Immediately prior to the Contribution, the LLC shall pay to FMH, and AMD and Fujitsu shall cause the LLC to pay to FMH, all accrued but unpaid interest under that certain promissory note in the principal amount of $40,000,000, issued by the LLC to FMH as of June 30, 2003, as amended as of September 30, 2005 (the “Note”), as such interest has accrued through and including the Effective Date.

(b) Dividend of Interest. Immediately prior to the Contribution, FMH shall declare a cash dividend to Fujitsu in an amount equal to the interest to be paid by the LLC to FMH pursuant to paragraph (a) above. Such dividend shall be paid to Fujitsu within ten (10) days of the Effective Date.

(c) For a period of five (5) years after the Effective Date, neither FMH nor any successor to FMH shall be merged with or into the Corporation or any successor to the Corporation without AMD’s and Fujitsu’s prior written consent, such respective consents not to be unreasonably withheld or delayed.

(d) The Corporation acknowledges that FMH has, prior to the execution of this Agreement, declared a dividend payable to Fujitsu of all of FMH’s right, title and interest in

FMH’s right to receive a U.S. federal income tax refund (and any interest that may accrue thereon) of the amount of estimated taxes paid by FMH in respect of its taxable year ending March 31, 2005 that exceeds FMH’s actual U.S. federal income tax liability for such year. The Corporation agrees that if FMH receives any such refund (and any interest that may accrue thereon), that in accordance with such dividend, it shall cause FMH to promptly thereafter pay an amount equal to such refund to Fujitsu.

(e) In the event that the expenses referenced in clause (iv) of Section 3(g) above do not exceed $2,000, FMH shall pay the balance to Fujitsu.

11. Miscellaneous.

(a) Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.

(b) Amendment. This Agreement may not be amended without the written consent of the parties hereto.

(c) Entire Agreement and Modification. This Agreement constitutes and contains the entire agreement of the parties with regard to the subject matter hereof, and supersede any and all prior negotiations, correspondence, understandings, and agreements between the parties respecting the subject matter hereof.

(d) Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its rules on conflicts of laws.

(e) Enforcement. If any portion of this Agreement shall be determined to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be valid and enforceable to the maximum extent possible.

(f) Transfer Costs. AMD Investments shall pay any transfer taxes, recording and filing fees, and other charges with respect to the contribution of its Membership Interests. Fujitsu shall pay any transfer taxes, recording and filing fees, and other charges with respect to the contribution of the FMH Capital Stock.

(g) Headings. The headings appearing in this Agreement have been inserted for identification and reference purposes and shall not by themselves determine the construction or interpretation of this Agreement.

(h) Notices. All notices, deliveries, payments, and communications contemplated hereunder shall be in writing and shall be deemed to be given upon personal delivery or five (5) days after deposit in the United States mail, registered or certified, postage prepaid, and address to the other party as follows:

To AMD:

Advanced Micro Devices, Inc.

One AMD Place

Sunnyvale, California 94086

Attn: General Counsel

To AMD Investments:

AMD Investments, Inc.

One AMD Place

Sunnyvale, California 94086

Attn: General Counsel

To Fujitsu:

Fujitsu Limited

Shiodome City Center

1-5-2 Higashi-Shimbashi, Minato-Ku,

Tokyo 105-7123

JAPAN

Attn: Executive Vice President, Business and Promotion Group

Facsimile: +81-42-532-2550

To FMH:

Fujitsu Microelectronics Holding, Inc.

c/o Fujitsu Limited

Shiodome City Center

1-5-2 Higashi-Shimbashi, Minato-Ku,

Tokyo 105-7123

JAPAN

Attn: Executive Vice President, Business and Promotion Group

Fascimile: +81-42-532-2550

To the Corporation:

Spansion Inc.

913 DeGuigne Drive P.O. Box 3453

Sunnyvale, California 94088

Attn: General Counsel

(i) Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatories to each counterpart were a single instrument.

IN WITNESS WHEREOF, the parties have duly executed this Contribution Agreement as of the date first written above.

SPANSION INC.

By:	/s/ Bertrand F. Cambou
Its:	President and Chief Executive Officer

SPANSION LLC

By:	/s/ Bertrand F. Cambou
Its:	President and Chief Executive Officer

ADVANCED MICRO DEVICES, INC.

By:	/s/ Hollis M. O’Brien
Its:	Corporate Vice President and Secretary

AMD INVESTMENTS, INC.

By:	/s/ Hollis M. O’Brien
Its:	VP & Secretary

FUJITSU LIMITED

By:	/s/ Hiroaki Hurokawa
Its:	President

FUJITSU MICROELECTRONICS HOLDING, INC.

By:	/s/ Kazuo Iida
Its:	President

EXHIBIT A

Membership Interests

Member	Number of Membership Interests
AMD Investments, Inc.	600
Fujitsu Microelectronics Holding, Inc.	400

Total:	1,000

EXHIBIT D

Spansion Inc. Common Stock

Party	Number of Shares of Common Stock	Class of Common Stock
AMD Investments, Inc.	43,529,402	Class A Common Stock
AMD Investments, Inc.	1	Class B Common Stock
Fujitsu Limited	1	Class C Common Stock
Fujitsu Limited	29,019,601	Class D Common Stock

EXHIBIT E

Member Capital Stock

	Number of Shares of Issued and Outstanding Capital Stock	Owner
Fujitsu Microelectronics Holding, Inc.	10,000 shares common stock, par value $100.00 per share	Fujitsu Limited

AMD Investments, Inc.	1,000 shares common stock, par value $0.001 per share	AMD (U.S.) Holdings, Inc. (a direct wholly owned subsidiary of AMD)